[LETTERHEAD OF THACHER PROFFITT & WOOD LLP]


                                                            November 23, 2004

                                                     Exhibits 5.1, 8.1 and 23.1

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, CA 91101

                  IndyMac ABS, Inc.
                  Mortgage Pass-Through Certificates and Mortgage-Backed Notes Registration Statement on Form S-3

Ladies and Gentlemen:

     We are co-counsel to IndyMac ABS, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes"; together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee also to be identified in that prospectus supplement. The Notes are issuable in series under indentures (each such agreement, an "Indenture"; a Pooling and Servicing Agreement or an Indenture, an "Agreement" ), between an issuer and an indenture trustee, to be identified in the prospectus supplement for such series of Notes. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. Capitalized terms not defined herein have the meanings assigned to them in the Registration Statement.

     In connection with rendering this opinion letter, we have examined the forms of the Agreements incorporated by reference in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we also have assumed the enforceability of such documents.


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Opinion:  Registration Statement on Form S-3                              Page 2
IndyMac ABS, Inc.
November 23, 2004

     In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by
(i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

     Based on the foregoing, it is our opinion that:

     1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement will be a valid and legally binding agreement, enforceable in accordance with terms against the Registrant.

     2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a valid and legally binding agreement, enforceable in accordance with terms against such applicable Issuer.

     3. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

     4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that Indenture and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes will be legal and valid obligations of and enforceable against the applicable issuer in accordance with their terms and entitled to the benefits of that Indenture.

     5. For federal income tax purposes, assuming compliance with all provisions of the related Pooling and Servicing Agreement, each Trust Fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular


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Opinion:  Registration Statement on Form S-3                              Page 3
IndyMac ABS, Inc.
November 23, 2004

          interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions. This opinion confirms and adopts the opinions set forth in the prospectuses and prospectus supplements which form a part of this Registration Statement.

     6. For federal income tax purposes, assuming compliance with all provisions of the related Indenture, Trust Agreement and certain other documents and upon issuance of the Notes or Debt Certificates, (i) each series of Notes or Debt Certificates will be treated as indebtedness to a holder of such Notes (other than the owner of the related owner trust certificates) and (ii) the issuer, as created pursuant to the terms and conditions of the related Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. This opinion confirms and adopts the opinions set forth in the prospectuses and prospectus supplements which form a part of this Registration Statement.

     7. For federal income tax purposes, assuming compliance with all provisions of the related Pooling and Servicing Agreement and upon issuance of each series of Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. This opinion confirms and adopts the opinions set forth in the prospectuses and prospectus supplements which form a part of this Registration Statement.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectuses included in the Registration Statement under the heading "Legal Matters" and in the prospectus supplement for any series of Securities in which our name appears under the heading "Legal Matters" and/or "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement including this Exhibit.

                                            Very truly yours,

                                            /S/ THACHER PROFFITT & WOOD LLP